Exhibit 10.4

BOARD REPRESENTATION AGREEMENT

THIS BOARD REPRESENTATION AGREEMENT (this “Agreement”) is made and entered into as of August 1, 2016, by and among Seventy Seven Energy Inc., (the “Company”) and (a) Anchorage Capital Master Offshore, Ltd., (b) Citadel Equity Fund Ltd., and (c) ValueWorks Limited Partners LP, (each, a “Holder” and collectively, the “Holders”). The Company and the Holders are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Seventy Seven Finance Inc. and its Affiliated Debtors, dated July 8, 2016 (the “Plan”).

Recitals

WHEREAS, the Parties are also parties to an Amended and Restated Restructuring Support Agreement, dated May 12, 2016 (the “RSA”).

WHEREAS, pursuant to the RSA and Section 5.9 of the Plan, the Holders are entitled to appoint a non-voting observer who will be entitled to attend all meetings of the New Board and shall be consulted with respect to the appointment of any initial, independent members of the New Board.

WHEREAS, the parties desire to set forth the terms of the Holders’ appointment of such non-voting observer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement

Section 1. Board Observation Rights.

(a) During the period commencing upon the execution and delivery of this Agreement and ending on the Board Rights Termination Date (defined below), the Holders, collectively, shall have the option and right, exercisable, upon written approval of a majority of the then outstanding common stock of the Company (the “Securities”) held, directly or indirectly, by the Holders (in the aggregate), by delivering a written notice signed by such Holders to the Company (the “Observer Notice”) appointing a single representative, who shall be reasonably acceptable to the Board (the “Board Observer”), to attend all meetings (including telephonic) of the board of directors of the Company (the “Board”) in an observer capacity. The Observer Notice shall be delivered to the Company prior to the Board Observer’s attendance at any meeting of the Board. The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. The attendance or participation of any Observer at a meeting shall not be required for action by the Board.

(b) The Company shall (i) give the Board Observer written notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of the full Board) given to the members of the Board in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of the Board, and (iii) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as reasonably requested by the Board Observer) such meetings as a member of the Board. The Board Observer shall agree to maintain the confidentiality of all information, whether written or oral, and proceedings of the Board and to enter into, comply with, and be bound by, in all respects, the terms and conditions of a confidentiality agreement, substantially in the form attached hereto as Annex A (the “Confidentiality Agreement”); provided, however, upon request from a Holder or such Holder’s Affiliates, the Board Observer shall provide, on a confidential basis, such non-public material and information to such Holder and their Affiliates; provided that such Holder and their Affiliates have agreed to comply with and be bound by, in all respects, the Confidentiality Agreement. For the avoidance of doubt, the recipient of such confidential information from the Board Observer (whether a Holder or a Holder Affiliate) may further provide such information to (i) any other Holder or Holder Affiliate and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or information; provided, that any such recipient in clause (i) agrees and acknowledges in writing that they are bound by the provisions of the Confidentiality Agreement. For purposes of this Agreement, “Affiliates” shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Company reserves the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, in good faith and upon the advice of counsel, that such access would (A) adversely affect the attorney-client privilege between the Company and its counsel, (B) serve to waive the work product doctrine or any other similarly protective privilege or doctrine or (C) result in a conflict of interest between the Company and any Holder; provided, however, that (i) such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion and (ii) the Company shall provide written notice, which such written notice may be provided by e-mail, to a Board Observer at any time that the Board Observer is to be excluded from access to any material or meeting or portion thereof and the basis for such exclusion, which notice will be provided reasonably in advance of such exclusion to the extent practicable, and if such exclusion is based on a conflict of interest with one or more but less than all Holders then the Company will use good faith efforts to provide such access or information to those Holders (or a single alternative designee thereof) with whom such conflict of interest does not exist.

(c) The rights contained in this Section 1 shall immediately cease and terminate on the earlier to occur of (such earlier date, the “Board Rights Termination Date”) (a) the expiration of the New A Warrants, either in accordance with their terms or as a result of the occurrence of a Fundamental Equity Change or Reorganization Event (each as defined in the New Warrant Agreement), or (b) the date on which the Holders and their respective Affiliates cease to own or control, in the aggregate, at least 5% of the New HoldCo Common Shares or New A Warrants with the right to acquire at least 5% of the New HoldCo Common Shares. From and after the Board Rights Termination Date, the rights of the Holders in Section 1(a) shall cease.

Section 2. Reimbursement of Expenses/Coverage.

(a) The Board Observer shall be reimbursed for his or her reasonable and documented out of pocket expenses incurred in attending each meeting of the Board attended but shall not be paid any other amounts or compensation in such capacity as a Board Observer, for attendance at a meeting of the Board or otherwise.

(b) The Company shall make commercially reasonable efforts to include the Board Observer as an insured party under any of its directors and officers liability insurance policies.

Section 3. Miscellaneous.

(a) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by Company or any of its Affiliates or the Holders or any of their Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 12.12 of the RSA, provided that the initial address for notice for the Company shall be:

Attention:
Email:

with a copy to (which shall not constitute notice):

Attention:
Facsimile:
Email:

(c) Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d) Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION

SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f) Modifications in Writing. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties; provided, that the terms and provisions of this Agreement shall not be effective or binding upon a Holder from and after such time as such Holder no longer beneficially owns any Securities and, upon such Holder ceasing to beneficially own any Securities, the rights of such Holder under this Agreement shall terminate and cease.

(i) Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j) Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k) Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Seventy Seven Energy Inc.

/s/ Cary Baetz
Name:	Cary Baetz
Title:	Chief Financial Officer and Treasurer

[Signature Page to Board Representation Agreement]

Anchorage Capital Master Offshore, Ltd.

By:	Anchorage Capital Group, L.L.C.,
its Investment Manager

By:	/s/ Natalie A. Birrell
Name: Natalie A. Birrell
Title: COO

[Signature Page to Board Representation Agreement]

Citadel Equity Fund Ltd.

By:	Citadel Advisors, LLC,
its portfolio manager

By:	/s/ Shawn Fagan
Name: Shawn Fagan
Title: Authorized Signatory

[Signature Page to Board Representation Agreement]

ValueWorks Limited Partners LP

By:	ValueWorks, LLC,
its Investment Manager

By:	/s/ Steven Zell
Name: Steven Zell
Title: COO

[Signature Page to Board Representation Agreement]

ANNEX A

FORM OF CONFIDENTIALITY AGREEMENT

            , 20

Attn:

Dear Ladies and Gentlemen:

Pursuant to Section 1(b) of that certain Board Representation Agreement (the “Board Representation and Standstill Agreement”), dated as of [●], 2016, by and among                     , a                     , the “Company”),                     , a                      (“X”),                     , a                      (“Y”) and                     , a                      (“Z” and, together with [X] and [Y], the “Holders”), the Holders have exercised their right to appoint the undersigned as an observer (the “Board Observer”) to the board of directors of the Company (the “Board”), although the individual serving as the Board Observer may be changed from time to pursuant to the terms of the Board Representation and Standstill Agreement and upon such other individual signing a confidentiality agreement in substantially the form hereof. The Board Observer acknowledges that at the meetings of the Board and at other times the Board Observer may be provided with and otherwise have access to non-public information concerning the Company and its Affiliates. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Board Representation and Standstill Agreement. In consideration for and as a condition to the Company furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):

1. As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the Company and its Affiliates that may hereafter be disclosed at or in connection with a meeting of the Board to the Board Observer by the Company, its Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the Company, including, without limitation, all notices, minutes, consents, or other information, materials, and ideas provided to the Board Observer, to the extent constituting non-public financial or other non-public information concerning the Company and its Affiliates.

2. Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the Board Observer shall keep such Confidential Information strictly confidential; provided, that the Board Observer may, upon request from a Holder or such Holder’s Affiliates, share Confidential Information with such Holder or such Holder’s Affiliates so long as such individuals or entities agree to comply with, and be bound by, in all respects, the terms of this Agreement. For the avoidance of doubt, the recipient of such Confidential Information from the Board Observer may further provide such Confidential Information to (i) any other Holder or Holder Affiliate and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or Confidential Information; provided, that any such recipient in clause (i) above agrees and acknowledges in writing to be bound by the terms of this Agreement. The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3. The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Company known to the Board Observer, (ii) is or becomes available to the Board Observer on a non-confidential basis from a source not known to have an obligation of confidentiality to the Company, (iii) was already known to the Board Observer at the time of disclosure, or (iv) is independently developed by the Board Observer without reference to any Confidential Information disclosed to the Board Observer.

4. In the event that the Board Observer is legally required or compelled to disclose the Confidential Information, the Board Observer shall use reasonable efforts, to the extent permitted and practicable, to provide the Company with prompt prior written notice of such requirement so that the Company may seek, at its sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Board Observer is nonetheless legally required or compelled to disclose Confidential Information, the Board Observer may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.

5. All Confidential Information disclosed by the Company or its Representatives to the Board Observer is and will remain the property of the Company, so long as such information remains Confidential Information.

6. It is understood and acknowledged that neither the Company nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the Board Observer and that the Company shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the Company at law.

8. This Agreement is personal to the Board Observer, is not assignable by the Board Observer and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9. If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

11. This Agreement and all obligations herein will automatically expire one (1) year from the date the Board Observer ceases to act as Board Observer.

12. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

[ ]

Agreed to and Accepted, effective as of the

     day of            , 20    :

[NAME OF OBSERVER]

ANNEX B

HOLDER NAME; NOTICE AND CONTACT INFORMATION

Holder	Contact Information

B-1